Exhibit 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE LIMITED LIABILITY COMPANY UNDER THE NAME OF "SUMMIT SEMICONDUCTOR LLC" TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM "SUMMIT SEMICONDUCTOR LLC" TO "SUMMIT SEMICONDUCTOR, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2017, AT 3:58 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2017.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4823903 8100V SR# 20177856336
/s/ Jeffrey W. Bullock
Jeffrey W. Bullock. Secretary of State

Authentication: 203859705

You may verify this certificate online at corp.delaware.gov/authver.shtml	Date: 12-29-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:58 PM 12/29/2017
FILED 03:58 PM 12/29/2017
SR 20177856336 - File Number 4823903

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

1)	The jurisdiction where the Limited Liability Company first formed is Delaware.

2)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3)	The date the Limited Liability Company first formed is July 23, 2010.

4)	The name of the Limited Liability Company immediately prior to filing this Certificate is Summit Semiconductor LLC.

5)	The name of the Corporation as set forth in the Certificate of Incorporation is Summit Semiconductor. Inc..

6)	The effective date of this filing shall be December 31. 2017.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 29 day of December, A.D.2017.

By:	/s/ David E. Danovitch

Name:	David E. Danovitch

Title:	Authorized Person